UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7700 Irvine Center Drive, Suite 750, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Cortex Pharmaceuticals, Inc. (the “Company”) believes that the events described in Item 5.02 below do not constitute a change in control. There is no arrangement or understanding among the signatories to the Written Consent, as defined below, with respect to the election of directors or other matters except as provided in the written consent. Notwithstanding the foregoing, in the event the events described below were to be deemed a change in control, the disclosure set forth under Item 5.02 below is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, the Company received an action by written consent of stockholders holding a majority of the Company’s common stock signed by Origin Ventures II LP, Illinois Emerging Technologies Fund, LP, Illinois Ventures LLC, Samyang Optics Ltd., Samyang Value Partners Co., Ltd., Steven Chizzik, Kenneth M. Cohen, Peter Letendre, David W. Carley and Aurora Capital LLC (the “Written Consent”) (i) removing Charles J. Casamento, Ross Johnson, John F. Benedik and Mark Varney from their positions as directors of the Company and (ii) appointing each of Arnold S. Lippa, Ph.D and Jeff E. Margolis to fill the vacancies created, each to hold such office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified (collectively, the “Director Changes”).

The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 14C Information Statement regarding the Director Changes. After the SEC review period has been satisfied, the Company will distribute to the Company’s stockholders such Schedule 14C Information Statement to notify them of the Director Changes in accordance with the rules and regulations of the SEC and the State of Delaware.

The Company has not yet determined on which committee(s) of the board of directors Dr. Lippa and Mr. Margolis will serve.

Following the delivery of the Written Consent, the Board of Directors, acting by unanimous written consent dated March 22, 2013, removed all officers of the Company and appointed Dr. Lippa, age 66, as Chairman of the Board, President and Chief Executive Officer and Mr. Margolis, age 57, as Vice President, Treasurer and Secretary. Dr. Lippa is a Senior Managing Director and founder of T Morgen Capital LLC through which he administers his family’s assets. Dr. Lippa and Mr. Margolis jointly manage, since 2004, Atypical BioCapital Management LLC and Atypical BioVentures Fund LLC, a life services fund management company and venture fund, respectively. Since 2006, Dr. Lippa and Mr. Margolis have also been the Chairman of the Board and Chief Financial Officer, respectively of Xintria Pharmaceutical Corporation, a Delaware corporation. Dr. Lippa was co-founder of DOV Pharmaceutical, Inc., where he served as Chairman of the Board and Chief Executive Officer from its inception in 1995 through 2005. Mr. Margolis is the president and founder of Aurora Capital LLC (“Aurora”), a boutique investment bank and securities firm, and has been since its inception in 1994. T. Morgan Capital LLC is a significant equity owner of Aurora.

In 2012, Aurora provided investment banking services to Pier Pharmaceuticals Inc., a company that the Company acquired by merger on August 10, 2012. For these services, Aurora received 2,971,792 shares of the Company’s common stock, valued at issuance at $0.06 per share, $178,308 in the aggregate. Both Dr. Lippa and Mr. Margolis have indirect ownership interests in Aurora through interests held in its members.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; change in fiscal year.

In connection with the removal and election of directors described in Item 5.02 above, the Written Consent also provided that the Filed Bylaws of the Company, defined in the Written Consent as the bylaws as adopted on March 4, 1987 as amended through October 8, 1996 and as filed with the SEC by the Company as Exhibit 3.2 to Form KSB on October 15, 1996, to the extent they differed from the current bylaw of the Company, were adopted as the bylaws of the Company and were to remain in effect until the election of the directors as specified in the Written Consent. The Written Consent thereby inadvertently repealed an amendment to the Bylaws filed by the Company with the SEC on Form 8-K filed November 15, 2007 regarding the issuance and transfer of uncertificated shares (the “2007 Amendment”). On March 28, 2013, the Board of Directors, acting by unanimous written consent, readopted the 2007 Amendment. As a result, the Bylaws of the Company are now in the same form as they were prior to the delivery of the Written Consent, and as previously filed with the SEC.

A copy of the Bylaws, including the 2007 Amendment, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of the Company, as adopted March 4, 1987, and amended on October 8, 1996, incorporated by reference to the same numbered Exhibit to the Company’s Annual Report on Form 10-KSB filed October 15, 1996.

3.5	Certificate of Amendment of By-Laws of the Company, incorporated by reference to the same numbered Exhibit to the Company’s Report on Form 8-K filed November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Dated: March 28, 2013	By:	/s/ Arnold S. Lippa
President and Chief Executive Officer